Exhibit 10.43

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH THREE ASTERISKS [***].

TRIPARTY AGREEMENT

This Triparty Agreement made as of February 20, 2025 is made by and between Royal Bank of Canada (the “Lender”), Great Midwest Insurance Company, and any other company that is part of or added to Skyward Specialty Insurance Group, Inc. for which surety business is underwritten by the Skyward Specialty surety division (the “Surety”) and DIRTT Environmental Solutions Ltd. and DIRTT Environmental Solutions, Inc. (collectively, the “Companies”).

RECITALS:

A.
The Lender has entered, and may from time to time hereafter enter, into various agreements, instruments and documents (collectively the "Loan Agreements") providing for Lender to make or cause to be made certain financial accommodations for the benefit of the Companies; and
B.
To secure payment and performance of all of Companies’ obligations and liabilities to Lender under the Loan Agreements, the Companies have granted to Lender a security interest in all of Companies’ personal property and all products and proceeds of the foregoing (the "Collateral"); and
C.
The Surety has agreed to consider on an uncommitted bases the issuance of surety bonds or other express or implied obligations of suretyship to the Companies pursuant to the terms and conditions of a general indemnity agreement and indemnity and security agreement (the “Surety Agreements”); and
D.
To secure payment and performance of all of Companies’ obligations and liabilities to the Surety under the Surety Agreements, (i) the Companies will provide a letter(s) of credit in an aggregate amount not to exceed U.S. $15,000,000 to the Surety (the “Surety Letter of Credit”), and (ii) granted to the Surety an assignment and security interest in the Collateral (the “Surety Security Interest”); and
E.
Accordingly, the Lender, the Surety and the Companies have agreed to enter into this Triparty Agreement to confirm the relative priority of their respective security interests in the Collateral and address certain other matters.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT, in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged by each of the parties, the parties covenant and agree as follows:

1.
The Surety shall not, without giving the Lender 30 days prior written notice:
(a)
perfect the Surety Security Interest, including without limitation by registering a financing statement (form UCC-1, PPSA or equivalent);
(b)
commence against any of the Companies litigation or other court proceedings seeking or effecting any seizure (whether in execution or otherwise), attachment, execution, distraint or similar process against all or any part of its assets or the taking of possession of all or any part of the assets of the Companies; or enforce or give notice of its intention to enforce or take any action to exercise any of its rights or remedies under the Surety Security Interest or any other liens granted to the Surety in respect of the Collateral (an “Enforcement Action”);
(c)
commence or support a petition, proposal, notice of intention to file a proposal, case or proceeding against any Company in a court having competent jurisdiction seeking a

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declaration, judgment, decree, order or other relief under the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada), Title 11 of the United States Code entitled "Bankruptcy, or any other applicable federal, provincial, state or foreign bankruptcy, insolvency, receivership, or other law providing for suspension of operations or reorganization of debts or relief of debtors, or seeking either (x) the appointment of a custodian, receiver, interim receiver, liquidator, assignee, trustee, monitor or sequestrator (or similar official) for such Person or of any substantial part of its properties, or (y) the reorganization or winding up or liquidation of the affairs of any such Person (each of the above, a “Creditor Proceeding”);
2.
The Surety agrees that, before initiating any Enforcement Actions or Creditor Proceedings against the Collateral, it shall first seek full recourse against the Surety Letter of Credit for the satisfaction of all obligations owed to it. The Surety may only pursue enforcement against the Collateral if (i) the Surety Letter of Credit is either inaccessible or has been fully exhausted, and (ii) the outstanding obligations remain unsatisfied. For clarity, any further enforcement actions shall remain subject to the notice requirements set forth in Section 1.

3.
The Lender agrees to use reasonable efforts to provide the Surety with prompt notice of the Lender taking any Enforcement Action or commencing any Creditor Proceeding, provided that the failure of the Lender to provide such notice shall not impair the validity, enforceability, or effectiveness of any Enforcement Action or Creditor Proceeding taken by the Lender or give rise to any liability, claim, or cause of action against the Lender.

4.
The Companies agree to provide the Surety with prompt notice, but in event later than five (5) business days following knowledge, of the Lender taking any Enforcement Action or commencing any Creditor Proceeding. In the event the Companies fail to provide the notice required by this section, the Companies shall be in default of the Surety Agreements, which default shall be cumulative of any other default created by the existence of the Enforcement Action or Creditor Proceeding.

5.
Any notice or communication to be made or given hereunder shall be in writing and may be made or given by personal delivery or electronic mail or other electronic means of communication addressed to the respective parties as follows:
(a)
To the Lenders:

200 Bay Street

Royal Bank Plaza

13th Floor, South Tower

Toronto, Ontario

M5J 2J5

Attention: Portfolio Manager

E-MAIL: ***

(b)
To the Surety:

Great Midwest Insurance Company

800 Gessner Road, Suite 600

Houston, TX 77024

Attention: Surety Claims Department

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E-MAIL: ***

6.
This Agreement is conclusively deemed to be made under, and for all purposes to be governed by and construed in accordance with, the laws of the Province of Ontario and of the federal laws of Canada applicable therein. The parties hereby irrevocably submit and attorn to the jurisdiction of the courts of the Province of Ontario for all matters arising out of or relating to this Agreement or any of the transactions contemplated hereby.

7.
This Agreement shall be binding upon the parties and their respective successors and permitted assigns.

8.
Except as expressly stated herein, nothing in this Agreement shall modify or alter the rights and obligations contained in the Surety Agreements or any bond issued by Surety.

9.
This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or by sending a scanned copy by electronic mail shall be as effective as delivery of a manually executed counterpart of this Agreement.

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S-1

IN WITNESS WHEREOF each party has duly executed this Agreement as of the date and year first above written.

ROYAL BANK OF CANADA, as Lender

Per:	/s/ Vanja Tubin
Name: Vanja Tubin Title: Vice-President, CCG, ABL

Per:	/s/ Jordan Falkenberg
Name: Jordan Falkenberg Title: Vice-President, Corporate Client Group - Finance

GREAT MIDWEST INSURANCE COMPANY as Surety

Per:	/s/ Quinson Holderness
Name: Title: Assistant Vice President – Commercial Surety

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